EXHIBIT 12
                               WHITMAN CORPORATION
                            STATEMENT OF CALCULATION
                      OF RATIO OF EARNINGS TO FIXED CHARGES
                          (in Millions, Except Ratios)

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



                                                Six Months
                                              Ended June 30,                           Years Ended December 31,
                                          ----------------------     ------------------------------------------
                                             1997         1996         1996         1995         1994         1993          1992
                                          ---------    ---------     --------     --------     --------     ---------    ---------
Earnings:
Income from Continuing
   Operations before Taxes                $    96.9    $   113.6     $  275.7     $  259.7     $  212.7     $   212.2    $   170.6
Fixed Charges Excluding
   Capitalized Interest                        42.9         42.2         84.7         86.7         82.2         105.9        106.9
                                          ---------    ---------     --------     --------     --------     ---------    ---------

Earnings as Adjusted                      $   139.8    $   155.8     $  360.4     $  346.4     $  294.9     $   318.1    $   277.5
                                          =========    =========     ========     ========     ========     =========    =========


Fixed Charges:
Interest Expense                          $    36.4    $    35.7     $   72.2     $   74.6     $   71.1     $    96.2    $    97.7
Portion of Rents Representative
    of Interest Factor                          6.5          6.5         12.5         12.1         11.1           9.7          9.2
                                          ---------    ---------     --------     --------     --------     ---------    ---------
Fixed Charges Excluding
    Capitalized Interest                       42.9         42.2         84.7         86.7         82.2         105.9        106.9
Capitalized Interest                            0.0          0.0          0.0          0.2          0.2           0.2          0.2
                                          ---------    ---------     --------     --------     --------     ---------    ---------

Total Fixed Charges                       $    42.9    $    42.2     $   84.7     $   86.9     $   82.4     $   106.1    $   107.1
                                          =========    =========     ========     ========     ========     =========    =========

Ratio of Earnings to
   Fixed Charges                                3.3x         3.7x         4.3x         4.0x         3.6x          3.0x         2.6x
                                          =========    =========     ========     ========     ========     =========    =========
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